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                                                                   EXHIBIT 10.13



             AMENDED AND RESTATED MASTER RIC REIMBURSEMENT AGREEMENT


                  THIS AMENDED AND RESTATED MASTER RIC REIMBURSEMENT AGREEMENT dated as of November 1, 1998 (the "Agreement"), which amends and restates the Master RIC Reimbursement Agreement dated as of June 1, 1995 (the "Original Agreement") is by and among WESTERN FINANCIAL BANK, a federally chartered savings bank formerly known as Western Financial Savings Bank, F.S.B. (including its successors and assigns, the "Bank"), WFS FINANCIAL AUTO LOANS 2, INC., a California corporation (including its successors and assigns, "WFAL 2"), and FINANCIAL SECURITY ASSURANCE INC., a New York stock insurance company (including its successors and assigns, "Financial Security").


                                 R E C I T A L S

                  The Bank is (i) the joint obligor with WFAL 2 under certain joint reinvestment contracts dated on or after the date hereof (as amended from time to time, the "Joint Reinvestment Contracts" or "Joint RICs") comprising certain of the RICs (as defined below) and (ii) the obligor under certain reinvestment contracts dated prior to the date hereof (as amended from time to time, the "Bank Reinvestment Contracts" or "Bank RICs"; and, together with the Joint RICs, the "RICs" defined in Section 1 hereof.

                  Financial Security has issued financial guaranty insurance policies guaranteeing payment by the Bank under the Bank RICs on each Distribution Date. The Bank and WFAL 2 have requested, and may in the future request, that Financial Security issue financial guaranty insurance policies to the Trustee of the Trusts (as defined in Section 1 hereof) to guarantee payment under the Joint RICs on each Distribution Date. The policies referred to in the preceding two sentences are herein called "RIC Policies".

                  As partial inducement to Financial Security to issue RIC Policies, the Bank and WFAL 2 intend to enter into this Agreement in order to secure the obligations of the Bank and WFAL 2 hereunder, and, pursuant to the Second Amended and Restated Master Collateral Assignment Agreement, to pledge Collateral to the Master Collateral Agent for the benefit of Financial Security.

                  All parties hereto wish to maintain in force RIC Policies and other arrangements with respect to the Bank RICs.

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                               A G R E E M E N T S


                  The parties hereto agree as follows:

                  Section 1. Definitions 1. Definitions. For all purposes of this Agreement, the terms specified below shall have the meanings or constructions provided below. Capitalized terms used and not defined herein shall have the respective meanings ascribed to such terms in the Pooling and Servicing Agreement of the related Trust, unless the context shall otherwise require.

                  "Authorized Officer" means, with respect to the Bank, WFAL 2 or any corporation, the president, the chief financial officer or any vice president.

                  "Bank" means Western Financial Bank (including its successors and assigns).

                  "Collateral" has the meaning ascribed thereto in the Master Collateral Assignment Agreement.

                  "Depositor" means Western Financial Auto Loans, Inc. and any other depositor under a Trust.

                  "Existing Agreements" means the Pooling and Servicing Agreements and any related RIC, RIC Policy, insurance, indemnity and pledge agreement, sub-servicing agreement, indemnification agreement, relating to a Trust and the Master Collateral Assignment Agreement to which the Bank, WFAL 2 or any affiliate thereof is a party.

                  "Financial Security's Authorized Agent" means each Authorized Officer of Financial Security and each other Person that Financial Security designates as its authorized agent with notice to the Bank and WFAL 2.

                  "Independent Accountant" means an independent accountant within the meaning of the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended.

                  "Insurance Agreements" means the insurance, indemnity and pledge agreements entered into with respect to each Trust.

                  "Late Payment Rate" means the greater of (i) a per annum rate equal to 3% in excess of Financial Security's cost of funds, determined on a monthly basis, or (ii) a per annum rate equal to 3% in excess of the arithmetic average of the prime or base lending rates publicly announced by The Chase Manhattan Bank, N.A. (New York, New York) and Citibank, N.A. (New York, New
York), as in effect on the last day of the month for which interest is being computed, but in no event greater than the maximum rate permitted by law.

                  "Master Collateral Assignment Agreement" means the Second Amended and Restated Master Collateral Assignment Agreement dated as of November 1, 1998 among the Bank, WFAL 2,

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the Depositor, Financial Security, the Trustee, the Collateral Agent and the
Master Collateral Agent.

                  "Policies" means financial guaranty insurance policies in respect of the Trusts (including, in each case, any endorsements thereto) issued by Financial Security.

                  "Trust Agreements" mean the trust agreements pursuant to which the Trusts are constituted, as amended from time to time in accordance with their terms.

                  "RICs" means the Joint RICs and the Bank RICs and the Bank RICs as defined in the Recitals hereof, and referenced in the Sale and Servicing Agreements defined in the Trust Agreements, without regard to any amendment or modification of such RIC except amendments or modifications to which Financial Security has given its prior written consent.

                  "RIC Policies" has the meaning given in the Recitals hereof.

                  "RIC Reimbursement Amount" means, with respect to any Trust, the sum of the following amounts:

                       (1) a sum equal to the total of all amounts which may be paid by Financial Security under the related RIC Policy;

                       (2) any and all reasonable charges and expenses which Financial Security may pay or incur relating to any payment under the related RIC Policy, including, but not limited to, any fees and charges in connection with any accounts established to facilitate payments under the related RIC Policy, to the extent Financial Security has not been immediately reimbursed on the date that any amount is paid by Financial Security under the related RIC Policy;

                       (3) the amount of any costs or expenses (including attorneys' and accountants' fees and expenses) incurred by Financial Security (A) in connection with the enforcement of this Agreement or the Original Agreement, or (B) in connection with the foreclosure upon, sale or other disposition of the Collateral, to the extent that such costs and expenses are not recovered from such foreclosure, sale or other disposition; and

                       (4) any amount otherwise required to be paid to or on behalf of Financial Security under this Agreement (including the Original Agreement).

                  "Servicer" means Western Financial Bank (including its successors), as servicer under the Servicing Agreement except in the case of Collateral which consists of retail installment loans or retail installment contracts secured in both cases by automobiles or light duty trucks, in which event "Servicer" means WFS as Servicer under the WFS Servicing Agreement.

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                  "Termination Date" means the date which is the earlier of (A)
the latest of (i) the date on which all RICs shall have terminated and all amounts owing by the Bank, WFAL 2 and the Depositor to the relevant Trusts, Financial Security and the Trustees shall have been paid in full, (ii) the date on which Financial Security shall have received full payment and performance by WFAL 2, the Bank, WFS and the Depositor pursuant to the Existing Agreements,
(iii) the latest date on which any payment received by Financial Security pursuant to the Existing Agreements could be avoided in whole or in part as a preference payment under the United States Bankruptcy Code or any similar federal or state law relating to insolvency, bankruptcy, rehabilitation, liquidation or reorganization, or (B) the date on which no amounts in any accounts under Pooling and Servicing Agreements are invested in RICs or general ledger accounts at the Bank or are otherwise commingled with funds of the Bank, or (C) any date mutually agreed by WFAL 2, the Bank and Financial Security.

                  "Trusts" means the grantor trusts or business trusts created in respect of automobile installment sale contract securitization transactions established on the date heretofore or from time to time hereafter by the Servicer and its affiliates whose certificates of beneficial interest or other securities have the benefit of Policies.

                  "WFS" means WFS Financial Inc, and its successors.

                  Section 2. Reimbursement Obligations. The Bank agrees absolutely and unconditionally to pay to Financial Security all RIC Reimbursement Amounts relating to Bank RICs. The Bank and WFAL 2 jointly and severally agree absolutely and unconditionally to pay to Financial Security all RIC Reimbursement Amounts relating to Joint RICs. All RIC Reimbursement Amounts to be paid by the Bank and/or WFAL 2 pursuant to this Agreement shall be due and payable without demand. Interest shall accrue at the Late Payment Rate on all unpaid RIC Reimbursement Amounts from the date such amounts are due and payable up to and including the date on which such amounts are paid.

                  Section 3. Representations of the Bank. The Bank represents and warrants, that this Agreement has been duly authorized, executed and delivered and constitutes a valid and binding agreement of the Bank and that neither the execution and delivery of this Agreement nor the performance of the obligations of the Bank under this Agreement will contravene any federal or state law or any order, decree, license, permit or the like which is applicable to the Bank or to which the Bank is a party or by which the Bank is bound.

                  Section 4. Representations of WFAL 2. WFAL 2 hereby represents and warrants, as of the date hereof and each Pledge Date (as defined in the Master Collateral Assignment Agreement) as follows:

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                  a. Due Organization; Corporate Power and Authority. WFAL 2 is
a corporation duly organized, validly existing and in good standing under the laws of the State of California, with full right, power and authority to own its properties and to conduct its business as presently conducted; WFAL 2 has the power and authority to execute and deliver this Agreement, each Joint RIC and the Master Collateral Assignment Agreement (each, a "WFAL 2 Agreement"); and to carry out the terms of each such Agreement, and the execution, delivery, and performance of each WFAL 2 Agreement has been duly authorized by WFAL 2 by all necessary corporate action. WFAL 2's principal place of business, chief executive office and the office where it keeps its records is located at 23 Pasteur Road, Irvine, California 92618.

                  b. Valid and Binding Obligations. Each of this Agreement and the other WFAL 2 Agreements constitutes a legal, valid, and binding obligation of WFAL 2, enforceable in accordance with its terms, except as such enforceability may be limited by (i) bankruptcy, insolvency, reorganization, receivership or other similar laws affecting the enforcement of creditors' rights generally and (ii) general principles of equity, regardless of whether such enforceability shall be considered in a proceeding in equity or at law.

                  c. Noncontravention. The consummation of the transactions contemplated by Agreement and by each other WFAL 2 Agreement and the fulfillment of the terms hereof and thereof will not conflict with, result in any breach of any of the terms and provisions of, or constitute a default (or an event which, with the giving of notice or passage of time, or both, would constitute a default) under, the articles of incorporation or by-laws of WFAL 2, or any indenture, agreement, or other instrument to which WFAL 2 is a party or by which it is bound; result in the creation or imposition of any Lien upon any of its properties pursuant to the terms of any such indenture, agreement, or other instrument (other than the WFAL 2 Master Collateral Assignment Agreement); or violate any law or any order, rule, or regulation applicable to WFAL 2 of any court or of any federal or state regulatory body, administrative agency, or other governmental instrumentality having jurisdiction over WFAL 2 or its properties.

                  d. No Consents. No consent, license, approval or authorization from, or registration or declaration with, any governmental authority, bureau or agency, nor any consent, approval, waiver or notification of any creditor, lessor or other non-governmental person, is required in connection with the execution, delivery and performance by WFAL 2 of this Agreement of any other WFAL 2 Agreement is a party, except (in each case) such as have been obtained and are in full force and effect.

                  e. Pending Litigation or Other Proceeding. To the best knowledge of WFAL 2, there are no proceedings or investigations pending, or threatened, before any court,

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regulatory body, administrative agency, or other governmental instrumentality having jurisdiction over WFAL 2 or its properties: (A) asserting the invalidity of this Agreement, any other WFAL 2 Agreement (B) seeking to prevent the consummation of any of the transactions contemplated by this Agreement or any other WFAL 2 Agreement, or (C) seeking any determination or ruling that might materially and adversely affect the performance by WFAL 2 of its obligations under, or the validity or enforceability of, this Agreement or any other WFAL 2 Agreement.

                  f. WFAL 2 is not a party to any agreement, contract, instrument or other document other than, and has no actual, contingent or other liabilities or obligations of any kind other than pursuant to, (1) this Agreement and the other WFAL 2 Agreements and (2) one or more promissory notes of WFAL 2 issued in accordance with the [SALE AGREEMENT BETWEEN WFS AND WFAL 2] (such notes, the "WFAL 2/WFS Notes").

                  Section 5. Affirmative Covenants of the Bank and WFAL 2of the Bank and WFAL 2. Each of the Bank and WFAL 2 covenants and agrees with Financial Security that, at all times during the term of this Agreement:

                  a. Compliance With Agreements. It will comply with all terms and conditions of this Agreement and each other Existing Agreement to which it is a party. It will not cause or permit to become effective any amendment to or modification of any RIC to which it is a party unless Financial Security shall have previously approved in writing the form of such amendment or modification.

                  b. Financial Statements, Accountants' Reports, Other Information. It will keep proper books and records, in which full and correct entries will be made of financial transactions and its assets and business in accordance with generally accepted accounting principles consistently applied. It will also deliver to Financial Security, simultaneously with the delivery of such documents to its stockholder copies of all financial statements prepared by it or on its behalf.

                  c. Certificate of Compliance. It will deliver to Financial Security, concurrently with the delivery of the annual financial statements required pursuant to paragraph (b) above, a certificate signed by an Authorized Officer stating that:

                     (i) review of it's performance under this Agreement and the other Existing Agreements to which it is a party during such period has been made under such officer's supervision; and

                    (ii) to the best of such officer's knowledge, based upon such review, it has fulfilled all its obligations under this Agreement and the other Existing Agreements to which it is a party during such period, or, if there has been a default of any such obligation, specifying each such default known to such officer and the nature and status thereof.

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                  d. Access to Records; Discussions With Officers and
Accountants. It will, upon the reasonable request of Financial Security, permit Financial Security's Authorized Agent at reasonable times (i) to inspect its books and records as may relate to its obligations under this Agreement and the other Existing Agreements to which it is a party; and (ii) to discuss the affairs, finances and accounts with any of its respective officers, directors and representatives, including its Independent Accountants.

                  e. Maintain Licenses. It will maintain all licenses, permits, charters and registrations that are material to the performance by it of its obligations under the Existing Agreements to which it is a party or by which it is bound.

                  f. Maintain Existence; Merger. The Bank will keep in full effect its existence, rights and franchises as a stock savings association (or, if the Bank elects to convert to any other type of depository institution, such depository institution) under the laws of the United States and its rights and franchises under the laws of the State of California, the accounts of which are insured, to the extent permitted by law, by the Federal Deposit Insurance Corporation and will obtain and preserve its qualification to do business as a foreign corporation in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of the Existing Agreements to which the Bank is a party. WFAL 2 will keep in full effect its existence, rights and franchises as a corporation under the laws of the State of California, and will obtain and preserve its qualification to do business as a foreign corporation in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of the Existing Agreements to which WFAL 2 is a party. Neither the Bank nor WFAL 2 will consolidate with or merge into any other Person or convey, transfer or lease substantially all of its assets as an entirety to any Person unless the Person formed by such consolidation or into which it has merged or the Person which acquires by conveyance, transfer or lease substantially all its assets as an entirety, can lawfully perform its obligations hereunder and executes and delivers to the Trustee and Financial Security an agreement, in form and substance reasonably satisfactory to the Trustee and Financial Security, which contains an assumption by such Person of the due and punctual performance and satisfaction of each covenant and condition to be performed or satisfied by it under this Agreement.

                  g. Maintain Separate Corporate Existence. WFAL 2 will at all times hold itself out to the public, including WFS and the Bank, under WFAL 2's own name and as a separate and distinct entity from WFS and the Bank. At all times at least one director and one executive officer of WFAL 2 (or one individual serving in both capacities) will be a Person who is not a director, officer or employee of any Person owning beneficially

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more than 10% of the outstanding common stock of WFAL 2. WFAL 2 will maintain separate corporate records and books of account from those of WFS and the Bank, will not commingle its assets with any other Person (except to the limited extent (if any) permitted by the approval of Financial Security) and will authorize its corporate actions in accordance with applicable law. WFAL 2 will not engage in business transactions with any of its Affiliates on terms and conditions less favorable to WFAL 2 than those available to WFAL 2 for comparable transactions from Persons who are not Affiliates of WFAL 2. WFAL 2 will maintain its chief executive office, principal place of business and the office where it keeps its records in the State of California and separate and apart from any office of the Master Servicer.

                  Section 6. Negative Covenants of WFAL 2. WFAL 2 agrees and covenants with Financial Security that at all times during the term of this
Agreement: Section 6. Negative Covenants of WFAL 2. WFAL 2 agrees and covenants with Financial Security that at all times during the term of this Agreement:

                  a. Amendments to Organizational Documents. WFAL 2 will not amend, supplement or otherwise modify, or cause to permit any amendment, supplement or other modification of, any provision of its charter or its bylaws without the prior written consent of Financial Security.

                  b. No Liens. Without the prior written consent of Financial Security, WFAL 2 will not create, incur, assume or suffer to exist any mortgage, deed or trust, security interest, assignment, deposit arrangement or other preferential arrangement, charge or encumbrance (including, without limitation, any conditional sale or other title retention agreement or finance lease) or any nature upon or with respect to any of its properties or assets, now owned or hereafter acquired, other than as provided for in the WFAL 2 Agreements, or sign or file under the Uniform Commercial Code of any jurisdiction any financing statement that names the Company as a debtor, or sign any security agreement authorizing any secured party thereunder to file such financing statement, except as so provided.

                  c. Creation of Indebtedness. Without the prior written consent of Financial Security, WFAL 2 will not create, incur, assume or suffer to exist any indebtedness other than the Joint RIC or the WFAL 2/WFS Notes or other indebtedness guaranteed or approved in writing by Financial Security.

                  d. Guarantee, Etc. Without the prior written consent of Financial Security, WFAL 2 will not assume, guarantee, endorse or otherwise be or become directly or contingently liable for the obligations of any Person by, among other things, agreeing to purchase any obligation of another Person, agreeing to advance funds to such Person or causing or assisting such Person to maintain any amount of capital.

                  e. Subsidiaries. Without the prior written consent of Financial, WFAL 2 will not form, or cause to be formed, any subsidiaries.

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                  f. Insolvency. WFAL 2 will not commence any case, proceeding or any action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) seek appointment of a receiver, trustee, custodian or other similar official for it or for all or any substantial part of its assets, or make a general assignment for the benefit of its credits. WFAL 2 will not take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in any of the acts set forth above. WFAL 2 will not be unable to, or admit in writing its inability to, pay its debts.

                  g. Impairment of Rights. WFAL 2 will not take any action or fail to take any action that will interfere with the enforcement of any rights under this Agreement or the other WFAL 2 Agreements.

                  h. No Petition Agreement. WFAL 2 covenants and agrees that, for a period of one year plus one day after payment in full of all amounts payable in respect of the certificates from the last outstanding Trust, it will not institute against, or join any other Person in instituting against any Depositor or WFS any bankruptcy, reorganization, arrangement, conservatorship, receivership, insolvency or liquidation proceedings, or other proceedings under any federal or state bankruptcy, receivership or similar law, in connection with any amounts due WFAL 2 (or any Affiliate thereof) under any Existing Agreement or otherwise without the prior written consent of Financial Security. The provisions of this paragraph shall survive termination of this Agreement.

                  Section 7. No Relief from Prior Obligations. Nothing in this Agreement shall relieve the Bank or WFAL 2 from any obligation under any Insurance Agreement or related agreement entered into with Financial Security prior to the date hereof.

                  Section 8. Waiver 8. Waiver. Any waiver by any party of any provision of this Agreement or any right, remedy or option hereunder shall only prevent and estop such party from thereafter enforcing such provision, right, remedy or option if such waiver is given in writing and only as to the specific instance and for the specific purpose for which such waiver was given. The failure or refusal of any party hereto to insist in any one or more instances, or in a course of dealing, upon the strict performance of any of the terms or provisions of this Agreement by any party hereto or the partial exercise of any right, remedy or option hereunder shall not be construed as a waiver or relinquishment of any such term or provision, but the same shall continue in full force and effect.

                  Section 9. Amendments. This Agreement may be amended, changed, modified, altered or terminated only by written instrument or written instruments signed by each of the parties hereto. The Original Agreement, as amended and restated hereby, shall remain in full force and effect. 9. Amendments. This Agreement may be amended, changed, modified, altered or terminated only by written instrument or written instruments signed by each of the parties hereto. The Original Agreement, as amended and restated hereby, shall remain in full force and effect.

                  Section 10. Notices. All notices and other given communications pursuant to this Agreement shall be communicated to the addresses listed below or to such other address or to the attention of such other person as such party shall have designated for such purposes in a written notice to the other:

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If to Financial Security:           Financial Security Assurance Inc.
                                    350 Park Avenue
                                    New York, New York  10022
                                    Attention:  Surveillance Department

If to WFAL 2:                       WFS Financial Auto Loans 2, Inc
                                    23 Pasteur Road
                                    Irvine, California  92618
                                    Attention:  Guy DuBose, Esq.
                                    Associate General Counsel

If to the Bank:                     Western Financial Bank
                                    16485 Laguna Canyon Road
                                    Irvine, California  92618
                                    Attention:  Guy DuBose, Esq.
                                    Associate General Counsel

                  Section 11. Term of this Agreement. This Agreement shall take effect on the date hereof and shall continue in effect until the Termination Date. On the Termination Date, this Agreement shall terminate and all obligations of the parties hereunder shall cease and terminate.

                  Section 12. Binding Effect; Assignment. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors, transferees and assigns; provided that neither the Bank nor WFAL 2 may assign all or any part of this Agreement without the prior written consent of Financial Security.

                  Section 13. Governing Law. THIS AGREEMENT SHALL BE DEEMED TO BE A CONTRACT MADE UNDER, AND SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF CALIFORNIA.

                  Section 14. Counterparts. This Agreement may be executed in one or more counterparts and by the different parties hereto on separate counterparts, all of which shall be deemed to be one and the same document.

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective authorized officers as of the day and year first written above.


                                       WESTERN FINANCIAL BANK


                                       By:
                                          --------------------------------------
                                            Name:
                                            Title:



                                       WFS FINANCIAL AUTO LOANS 2, INC.


                                       By:
                                          --------------------------------------
                                            Name:
                                            Title:



                                       FINANCIAL SECURITY ASSURANCE INC.


                                       By:
                                          --------------------------------------
                                            Name:
                                            Title: